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                                 EXHIBIT 21.2

The following entities are subsidiaries
of Carson Products Company:
                                                                State or
                                                                Country of
                                                                Incorporation

Fine Products Company..........................................  Georgia
Carson Products Company SA (Proprietary) Limited...............  South Africa
Carson Holdings Limited........................................  South Africa
Carson Botswana Proprietary Limited............................  Botswana
Carson Products West Africa Limited............................  Ghana
Carson Products East Africa (EPZ) Limited......................  Kenya